Exhibit 99.6

CONSENT OF PROPOSED DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1 (Registration No. 333-193932) of Alion Science and Technology Corporation, a Delaware corporation (the “Corporation”), as a proposed director of the Corporation and to all references to me in such capacity, including a description of my business experience.

By:	/s/ Daniel H. Clare
Daniel H. Clare
Date: March 20, 2014